UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, PARTS iD, Inc., a Delaware corporation (the “Company”) had a working capital deficiency of approximately $36.7 million as of September 30, 2022, and has continued to experience declining revenues. While we have operated with a working capital deficiency since our inception, this combined with declined profitability caused us to consume approximately $14.4 million in cash from operating activities during the nine months ended September 30, 2022. Since that time, the Company has recently experienced negative changes in its credit terms and/or credit limits and credit holds on its accounts imposed by key product vendors and credit card providers due to the Company’s liquidity issues. These circumstances may adversely impact the Company’s ability to maintain its contractual commitments, available supply of products and other customer and/or vendor relationships that are essential to the Company’s operations.

In light of the Company’s near-term liquidity needs, the Company is currently in ongoing discussions with its key vendors to work out terms so that the Company may continue to sell such vendors’ products under revised credit terms. The Company has engaged external advisors to assist the Company in negotiating terms with its vendors. While the Company continues to explore potential alternative solutions to its liquidity needs, the Company cannot provide any assurances as to whether new terms will be definitively negotiated with its vendors, or whether the final terms of any revised agreements entered into with such vendors will be favorable to the Company. Therefore, there may be risks that our vendors cause a reduction in the Company’s available product catalogue. The Company also cannot guarantee that sufficient financing sources in the near future may be available to the Company on reasonable terms or at all with respect to its ongoing operations.

In addition, as the Company continues to explore and evaluate strategic alternatives through its advisor, Canaccord Genuity, Inc., as previously disclosed, ongoing and recent shareholder litigation has presented challenges and made it more difficult for the Company to pursue these strategic alternatives and raise necessary additional capital. Our results of operations and financial condition may be further harmed to the extent we pay the costs of settlement and damage awards in connection with the shareholder litigation and any related indemnification claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: February 6, 2023	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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